                                                                      EXHIBIT 21
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                          SUBSIDIARIES OF REGISTRANT


                                                          Percentage            State of
                                                             of               Incorporation
           Parent              Subsidiary                 Ownership          or Organization
-------------------------------------------------------------------------------------------------
D&N Financial Corporation    D&N Bank                        100%                 Federal

D&N Bank                     D&N Enterprises, Inc.           100%                 Michigan

D&N Bank                     D&N Funding I Corp.             100%                 Delaware

D&N Bank                     D&N Mortgage Corporation        100%                 Michigan

D&N Bank                     D&N Capital Corporation         100%                 Delaware

D&N Bank                     Quincy Insurance Co.            100%                 Michigan

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